UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  December 1, 2011

EVERGREEN ENERGY INC.
(Exact name of Registrant as specified in its charter)

Delaware	001-14176	84-1079971
(State or other jurisdiction of incorporation or organization)	Commission File Number	IRS Employer Identification Number

1225 17th Street, Suite 1300 Denver, Colorado		80202
(Address of principal executive offices)		(Zip Code)

(303) 293-2992
(Registrant’s telephone number, including area code)

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3.  Securities and Trading Markets

Item 3.01.  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On December 1, 2011, Evergreen Energy Inc. (the “Company”) was notified by NYSE Arca, Inc. (“NYSE Arca”) that its common stock will be suspended from trading on the NYSE Arca prior to the opening of business on December 2, 2011 and that NYSE Arca intends to delist the Company’s common stock because the Company is not in compliance with the following NYSE Arca continued listing standards:  (i) Rule 5.5(b) - failure to maintain a closing price at or above $3.00 over a 30 consecutive trading day period; (ii) Rule 5.5(b) – failure to maintain a minimum net worth of $4,000,000; (iii) Rule 5.5(l)(3) - NYSE Arca has concluded that the Company’s financial condition is currently impaired to the degree requiring consideration of a suspension or delisting action; and (iv) Rule 5.3(k)(5)(C)(i) –failure to have an audit committee comprised of at least three independent directors as a result of the resignation of Peter Moss on November 13, 2011.

The Company has a limited right to appeal the basis for the delisting determination received today by requesting a hearing with an NYSE Arca listing qualifications panel and the Company is evaluating whether to proceed with an appeal.

Starting December 2, 2011, the Company's common stock will be traded on the Over-the-Counter Bulletin Board ("OTCBB") under the symbol "EVEI" or "EVEI.OB."

The Company has also issued press releases as required by the NYSE Arca rules related to the matter described herein.  A copy of the press releases are attached hereto as Exhibit 99.1 and 99.2.  The first release describes the suspension and the subsequent release details the move to OTCBB.

Section 9.  Financial Statements and Exhibits

Item 9.01.  Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Exhibit Title or Description
99.1	Press release dated December 1, 2011
99.2	Press release dated December 2, 2011

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Evergreen Energy Inc.

Date: December 2, 2011	By: /s/Diana L. Kubik
Diana L. Kubik
Executive Vice President and Chief Financial Officer

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Evergreen Energy Inc.
EXHIBIT INDEX

Exhibit Number	Exhibit Title or Description
99.1	Press release dated December 1, 2011
99.2	Press release dated December 2, 2011

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